Exhibit 10.2

EXECUTION VERSION

INCREMENTAL TERM FACILITY AMENDMENT NO. 1

INCREMENTAL TERM FACILITY AMENDMENT NO. 1 (this “Agreement”), dated as of April 15, 2016, among EWT HOLDINGS III CORP. (f/k/a WTG HOLDINGS III CORP.), a Delaware corporation (the “Borrower”), EWT HOLDINGS II CORP. (f/k/a WTG HOLDINGS II CORP.), a Delaware corporation (“Holdings”), each financial institution identified on the signature pages hereto as an “Incremental First Lien Lender” (each, an “Incremental First Lien Lender”), and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, relating to the First Lien Credit Agreement, dated as of January 15, 2014 (as heretofore amended, amended and restated, extended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Borrower, Holdings, the Lenders and the Administrative Agent.

RECITALS:

WHEREAS, the Borrower has requested that, pursuant to Section 2.14 of the Credit Agreement, the Incremental First Lien Lenders provide to the Borrower Incremental First Lien Term Commitments in an aggregate principal amount of up to $185,000,000.

WHEREAS, each Incremental First Lien Lender has agreed, on the terms and conditions set forth herein, to provide a portion of such Incremental First Lien Term Commitments and to become, if not already, a Lender for all purposes under the Credit Agreement.

WHEREAS, pursuant to Sections 2.14(d) and 10.01 of the Credit Agreement, the Credit Agreement may be amended to give effect to the provisions of Section 2.14 of the Credit Agreement through an Incremental First Lien Commitments Amendment executed by Holdings, the Borrower, each Incremental First Lien Lender providing an Incremental First Lien Term Commitment and the Administrative Agent.

NOW THEREFORE, the parties hereto therefore agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

SECTION 2. Incremental Term Loans.

(a)           Subject to and upon the terms and conditions set forth herein, each Incremental First Lien Lender party hereto severally agrees to make, on the Incremental First Lien Commitments Effective Date (as defined below), term loans (collectively, the “Incremental 2016 First Lien Term Loans”) in Dollars to the Borrower in an amount equal to the commitment amount set forth next to such Incremental First Lien Lender’s name in Schedule 1 hereto under the caption “Incremental First Lien Term Commitment”.

(b)           Notwithstanding the foregoing paragraph, the gross proceeds required to be funded by each Incremental First Lien Lender with respect to its Incremental 2016 First Lien Term Loan shall be equal to 99.0% of the principal amount of such Incremental 2016 First Lien Term Loan.

(c)           The Incremental First Lien Lenders’ several Incremental First Lien Term Commitments shall terminate on the earliest of (x) May 13, 2016, (y) the Incremental First Lien Commitments Effective Date (immediately after giving effect to the Borrowing of Incremental 2016 First Lien Term Loans on such date) and (z) the date the Acquisition Agreement (as defined below) is terminated prior to the closing of the Acquisition (as defined below).

(d)           The Borrower shall follow the borrowing procedure set forth in Section 2.02(a)(i) of the Credit Agreement applicable to Incremental First Lien Term Loans in order to incur the Incremental 2016 First Lien Term Loans.

(e)           Incremental 2016 First Lien Term Loans borrowed under this Section 2 and subsequently repaid or prepaid may not be reborrowed.

SECTION 3. Availability and Use of Proceeds. The proceeds of the Incremental 2016 First Lien Term Loans shall be used (i) to finance the Borrower’s acquisition (the “Acquisition”) of all of the issued and outstanding shares of common stock of Neptune-Benson Holding Corp., a Delaware corporation (“NBHC”), and all of the issued and outstanding limited liability interests of NB Filtration Holdings, LLC, a Delaware limited liability company (the “Company” and, together with NBHC, the “Target”), pursuant to that certain Stock and Limited Liability Company Interests Purchase Agreement dated as of March 14, 2016 (including the exhibits and schedules thereto, the “Acquisition Agreement”) by and among AG NB Holdings, LLC, the persons identified on Schedule A thereto as the “LLC Interest Sellers”, the Company, NBHC and the Borrower, (ii) to finance the Refinancing (as defined below) and (iii) to pay fees, premiums and expenses incurred in connection with the Transactions (as defined below) (including upfront fees and original issue discount).

SECTION 4. Applicable Rate and Interest Periods. The “Applicable Rate” for each Incremental 2016 First Lien Term Loan shall be (a) for Eurocurrency Rate Loans, 4.50% per annum and (b) for Base Rate Loans, 3.50% per annum. The Incremental 2016 First Lien Term Loans shall be funded on the Incremental First Lien Commitments Effective Date as Base Rate Loans or Eurocurrency Rate Loans, as provided for in Section 2.02(a)(i) of the Credit Agreement.

SECTION 5. Repayment of Incremental Term Loans; Maturity Date.

(a)           Subject to adjustment pursuant to Section 2.05 of the Credit Agreement, the Borrower shall repay the aggregate outstanding principal amount of all Incremental 2016 First Lien Term Loans on the last day of each March, June, September and December (commencing on June 30, 2016) in an amount equal to $462,500.00; provided that if any such date is not a Business Day, such payment shall be due on the immediately preceding Business Day.

(b)           To the extent not previously paid, all Incremental 2016 First Lien Term Loans shall be due and payable on the earlier of (i) January 15, 2021 and (ii) the date that the Incremental 2016 First Lien Term Loans are declared due and payable pursuant to Section 8.02 of the Credit Agreement.

(c)           Any optional prepayment of any portion of the outstanding Incremental 2016 First Lien Term Loans made pursuant to Section 2(a) hereunder in connection with a Repricing Transaction (including any mandatory assignment pursuant to Section 3.07 of the Credit Agreement in connection therewith) and (y) any prepayment of Incremental 2016 First Lien Term Loans pursuant to Section 2.05(b)(iii) of the Credit Agreement in connection with a Repricing Transaction or any amendment to the Credit Agreement in connection with a Repricing Transaction (in each case including any mandatory assignment pursuant to Section 3.07 of the Credit Agreement in connection therewith), in each case of clause (x) and clause (y) on or prior to the date that is 12 months following the Incremental First Lien Commitments Effective Date, shall be subject to a premium equal to the principal amount of Incremental 2016 First Lien Term Loans subject to such prepayment or the principal amount of Incremental 2016 First Lien Term Loans affected by such amendment (or mandatorily assigned in connection therewith), as applicable, multiplied by 1.00%. Any prepayment of all or any portion of the outstanding Incremental 2016 First Lien Term Loans on or after the date that is 12 months following the Incremental First Lien Commitments Effective Date shall not be subject to a premium.

SECTION 6. MFN Pricing Protection. For the purposes of this Agreement, the provisions of Section 2.14(b)(iii) of the Credit Agreement shall apply to subsequent Incremental First Lien Term Loans incurred after the Incremental First Lien Commitments Effective Date, with the following changes: (i) the words “on or prior to the date that is 18 months following the Closing Date” shall be deleted, (ii) references to “Term Loans” shall be deemed to refer to the outstanding Incremental 2016 First Lien Term Loans incurred by the Borrower under this Agreement, (iii) references to “Incremental First Lien Term Loans” and “Incremental First Lien Term Loan Tranche” shall be deemed to refer to subsequent Incremental First Lien Term Loans and Incremental First Lien Term Loan Tranches incurred by the Borrower after the Incremental First Lien Commitments Effective Date, (iv) the yield of the Incremental 2016 First Lien Term Loans shall be determined after taking into account any repricing of the Incremental 2016 First Lien Term Loans that has become effective prior to such date of determination (it being understood that if any such repricing was effected as a refinancing tranche, the OID applicable to the refinanced loans shall be taken into account in addition to any OID applicable to the refinancing loans) and (v) the provisions of this Section 6 shall not apply to any subsequent Incremental First Lien Term Loans or Incremental First Lien Term Loan Tranches that are incurred by the Borrower after the Incremental First Lien Commitments Effective Date utilizing the amounts under clause (A) of the second proviso of Section 2.14(a) of the Credit Agreement.

SECTION 7. Negative Covenants. The Borrower agrees that, to the extent that the proceeds of the Equity Contribution (as defined below) are used directly or indirectly to finance the Acquisition, the Equity Contribution shall constitute a Permitted Equity Issuance solely for the purposes of Section 7.02(o) of the Credit Agreement. It is agreed that the provisions of this Section 7 are for the benefit of all Lenders (including the Incremental First Lien Lenders).

SECTION 8. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

As used herein, the following terms have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

In addition, for purposes of clause (d) of the definition of “Defaulting Lender”, a Lender that is subject to a Bail-In Action shall also be deemed to be a Defaulting Lender for purposes of this Amendment.

SECTION 9. Terms of the Incremental 2016 First Lien Term Loans Generally. In accordance with Section 2.14(g) of the Credit Agreement, on the Incremental First Lien Commitments Effective Date, (1) each Incremental First Lien Lender hereunder shall become a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, (2) shall have an Incremental First Lien Commitment which shall become a “Commitment” under the Credit Agreement and (3) shall make an Incremental 2016 First Lien Term Loan to the Borrower in a principal amount equal to such Incremental First Lien Term Commitment, and such Incremental 2016 First Lien Term Loan shall be a “Term Loan” for all purposes of the Credit Agreement and the other Loan Documents and, for the avoidance of doubt, shall share ratably in any mandatory prepayments required by Section 2.05(b) of the Credit Agreement. The Incremental 2016 First Lien Term Loans are “Incremental 2016 First Lien Term Loans” under the Credit Agreement and shall constitute a separate Class of Indebtedness under the Credit Agreement and shall have the same terms and conditions (including in respect of covenants and Events of Default) as those applicable to the existing Term Loans, except as provided herein.

SECTION 10. Representations of the Borrower. The Borrower and each other Loan Party hereby represents and warrants to the Administrative Agent and the Incremental First Lien Lenders that:

(a)           the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of the incurrence of the Incremental 2016 First Lien

Term Loans, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 10, the representations and warranties contained in Section 5.05(a) and Sections 5.05(b) and (c) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01 (a) and (b) of the Credit Agreement, respectively; it being understood that the only representations and warranties the accuracy of which are a condition precedent to funding the Incremental 2016 First Lien Term Loans on the Incremental First Lien Commitments Effective Date are the representations and warranties are as set forth in Section 11(f);

(b)           this Agreement has been duly executed and delivered by each Loan Party; and

(c)           this Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

SECTION 11. Conditions to the Incremental First Lien Commitments Effective Date. This Agreement shall become effective as of the first date (the “Incremental First Lien Commitments Effective Date”) when each of the following conditions shall have been satisfied:

(a)           The Administrative Agent shall have received from the Borrower, each other Loan Party, each Incremental First Lien Lender and the Administrative Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

(b)           The Administrative Agent shall have received: (i) a copy of the certificate or articles of incorporation or organization or certificates of formation, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the secretary of state of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such secretary of state or similar Governmental Authority; (ii) a certificate of a Responsible Officer, Secretary or Assistant Secretary of each Loan Party dated the Incremental First Lien Commitments Effective Date and certifying (1) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Incremental First Lien Commitments Effective Date, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (4) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer, Secretary or Assistant Secretary executing the certificate pursuant to this clause (ii); and (iii) a customary certificate, substantially in the form of Exhibit A hereto, from the chief financial officer of Holdings, certifying that Holdings and its subsidiaries, on a consolidated basis, after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

(c)           The Administrative Agent shall have received a favorable written opinion of Fried, Frank, Harris, Schriver & Jacobson LLP, counsel to the Loan Parties, dated the Incremental First Lien Commitments Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(d)           The Administrative Agent shall have received a Committed Loan Notice with respect to the Incremental 2016 First Lien Term Loans meeting the requirements of Section 2.02 of the Credit Agreement.

(e)           Prior to, or substantially concurrently with the funding contemplated by this Agreement, (x) the Equity Contribution shall have been made and (y) the Refinancing shall have been consummated. For the purposes hereof,

“Equity Contribution” means the additional cash and rollover equity contributions that the Permitted Holders and certain other co-investors (which may include EWT Holdings I Corp. and its existing investors as well as shareholders and management of the Target who may participate in a rollover contribution) will directly or indirectly make to Holdings (with all such contributions to be in the form of (i) common equity and (ii) preferred equity having terms reasonably acceptable to the Lead Arrangers), the proceeds of which shall be contributed in cash to the common equity of the Borrower (or invested in the Borrower in the form of common equity); it being understood that to the extent the proceeds of such Equity Contribution are used directly or indirectly to finance the Acquisition, the Equity Contribution shall constitute a Permitted Equity Issuance (as defined in the Credit Agreement) solely for purposes of Section 7.02(o) of the Credit Agreement. The Equity Contribution shall be in an aggregate amount equal to the excess of (i) the sum of (x) the Purchase Price (as defined in the Acquisition Agreement), as it may be adjusted in accordance with the provisions of the Acquisition Agreement and (y) fees, expenses and other amounts necessary to consummate the Transactions (as defined below) (collectively, the “Acquisition Consideration”) over (ii) the sum of (x) the aggregate principal amount of loans incurred by the Borrower under the First Lien Incremental Term Facility and (y) cash on the balance sheet of the Borrower and its Subsidiaries that may be used to pay the Acquisition Consideration.

“Refinancing” means that substantially all existing indebtedness for borrowed money of the Target and its subsidiaries, other than intercompany indebtedness and existing capital leases, other indebtedness permitted to exist beyond the Closing Date under the Acquisition Agreement and certain limited indebtedness that the Lead Arrangers and the Borrower reasonably agree may remain outstanding after the Closing Date, will be refinanced, terminated or discharged and satisfied and all liens securing any such indebtedness will be released at the closing of the Acquisition.

“Lead Arrangers” means each of Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc. and RBC Capital Markets (the marketing name for the investment banking activities of the Royal Bank of Canada and its affiliates).

“Transactions” means the consummation of the Acquisition pursuant to the Acquisition Agreement, the making of the Equity Contribution, the consummation of the Refinancing, the incurrence of the Incremental 2016 First Lien Term Loans and the payment of fees, premiums and expenses incurred in connection with the foregoing.

(f)            The Specified Acquisition Agreement Representations shall be true and correct as of the Incremental First Lien Commitments Effective Date to the extent the breach thereof shall give the Borrower or any of its affiliates the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition and the Specified Representations shall be true and correct in all material respects as of the Incremental First Lien Commitments Effective Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that any Specified Representation qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality). For purposes hereof,

“Specified Acquisition Agreement Representations” means such of the representations made by or with respect to the Target, its subsidiaries and its affiliates, and their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement.

“Specified Representations” means the representations and warranties of the Loan Parties in Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.04, 5.13, 5.17 (made after giving effect to the Transactions), 5.19 (subject to the following sentence), 5.20 (limited to the use of proceeds of the Incremental 2016 First Lien Term Loans), 5.21 (limited to the use of proceeds of the Incremental 2016 First Lien Term Loans) and 5.22 (limited to the use of proceeds of the Incremental 2016 First Lien Term Loans) of the Credit Agreement.

(g)           The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with the funding of the Incremental 2016 First Lien Term Loans, without giving effect to any amendments thereto, waivers thereof, supplements thereto or consents with respect thereto that are materially adverse to the Lead Arrangers or the Incremental First Lien Lenders in their capacity as such, without the consent of the Incremental First Lien Lenders, such consent not to be unreasonably withheld or delayed; provided that any change or modification to the definition of “Material Adverse Effect” (as such term is defined in the Acquisition Agreement) shall be deemed materially adverse to the Lead Arrangers and the Incremental First Lien Lenders.

(h)           Since the date of the Acquisition Agreement, there shall have been no event, occurrence or development that has had, or would reasonably be expected to have, either individually or in the aggregate, an Acquisition Agreement Material Adverse Effect. “Acquisition Agreement Material Adverse Effect” means a Material Adverse Effect (as such term is defined in the Acquisition Agreement).

(i)            The Administrative Agent shall have received, at least three (3) business days prior to the Incremental First Lien Commitments Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) business days prior to the Incremental First Lien Commitments Effective Date.

(j)            All fees and expenses due to the Lead Arrangers, the Administrative Agent and the Incremental First Lien Lenders required to be paid on the Incremental First Lien Commitments

Effective Date shall have been paid from the proceeds of the funding under the Incremental First Lien Term Facility.

(k)           Prior to and immediately after giving effect to the Transactions, including the funding of the Incremental First Lien Term Facility on the Incremental First Lien Commitments Effective Date, there shall be no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) of the Credit Agreement.

(l)            After giving effect to the borrowing of the Incremental 2016 First Lien Term Loans hereunder, the First Lien Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of such Incremental 2016 First Lien Term Loans) as at the end of the most recently completed fiscal quarter of the Borrower for which financial statements are available pursuant to the terms of the Credit Agreement (determined as of the Incremental First Lien Commitments Effective Date) shall not exceed 3.80:1.00.

(m)          The Administrative Agent shall have received (I) customary Uniform Commercial Code lien searches with respect to the Target and its Subsidiaries that are required to become Guarantors under the terms of the Credit Agreement, in each case, in such entity’s jurisdiction of organization, (II) execution and delivery of a customary joinder to the Security Agreement by each of Target and its Subsidiaries that are required to become Guarantors under the terms of the Credit Agreement, (III) UCC-1 financing statements for each of Target and each of its Subsidiaries that is required to become a Guarantor and (IV) stock certificates (accompanied by customary stock powers executed in blank) representing the Equity Interests of the Target and each of its Subsidiaries, in each case to the extent such Equity Interests are certificated and required to become collateral.

(n)           The Administrative Agent shall have received a certificate, duly executed by a Responsible Officer of the Borrower, certifying as to the satisfaction of the conditions referred to in Sections 11(e), 11(f), 11(g), 11(h), 11(k) and 11(l) above.

SECTION 12. Acknowledgment of Incremental First Lien Lenders. Each Incremental First Lien Lender expressly acknowledges that neither the Administrative Agent nor any Lead Arranger, nor any of their Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by the Administrative Agent or any Lead Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Lead Arranger to any Incremental First Lien Lender. Each Incremental First Lien Lender represents to the Administrative Agent and the Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its Incremental 2016 First Lien Term Loans hereunder and enter into this Agreement and become a Lender under the Credit Agreement. Each Incremental First Lien Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Incremental First Lien Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Agreement, (b) agrees that it shall be bound by the terms of the Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Administrative Agent as the agent of such Incremental First Lien Lender under the Credit Agreement and the other Loan Documents, and each Incremental First Lien Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Administrative Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof, (e) acknowledges that this Agreement shall constitute an “Incremental First Lien Commitments Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and (f) agrees that this Agreement shall serve as the notice specified in Section 2.14(a) of the Credit Agreement with respect to the Incremental First Lien Term Commitments and the Incremental 2016 First Lien Term Loans made pursuant hereto and waives any time period for delivery of such notice set forth therein.

SECTION 13. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

SECTION 14. Confirmation of Guarantees and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Incremental 2016 First Lien Term Loans contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guaranty, the Collateral Documents and the other Loan Documents, (ii) constitute “Secured Obligations,” “Guaranteed First Lien Obligations” or other similar term for purposes of the Credit Agreement, the Guaranty, the Collateral Documents and the other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Guaranty, the Collateral Documents and the other Loan Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Incremental First Lien Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as increased hereby.

SECTION 15. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17. Miscellaneous. This Agreement shall constitute an “Incremental First Lien Commitments Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental 2016 First Lien Term Loans incurred under this Agreement shall be deemed to be incurred under clause (B) of the second proviso of Section 2.14(a) of the Credit Agreement. For the avoidance of doubt, the Incremental 2016 First Lien Term Loans shall constitute a separate Class of Term Loans under the Credit Agreement than the Term Loans incurred by the Borrower on the Closing Date. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein. To the extent required by the Credit Agreement, each of the Borrower and the Administrative Agent hereby consent to each Incremental First Lien Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Incremental First Lien Commitments Effective Date. In addition, the Borrower hereby consents to the assignment by any Incremental First Lien Lender of all or a portion of its Incremental 2016 First Lien Term Loans to any bank, financial institution or other investor identified by any Lead Arranger in writing to the Borrower on or prior to the Incremental First Lien Commitments Effective Date in connection with the primary syndication of the Incremental 2016 First Lien Term Loans.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EWT HOLDINGS III CORP (f/k/a WTG HOLDINGS III CORP.), as the Borrower

By	/s/ Ron Keating
Name: Ron Keating
Title: President and Chief Executive Officer

EWT HOLDINGS II CORP (f/k/a WTG HOLDINGS II CORP.), as Holdings

By	/s/ Ron Keating
Name: Ron Keating
Title: President and Chief Executive Officer

EVOQUA TREATED WATER OUTSOURCING CORP. (f./k/a SIEMENS TREATED WATER OUTSOURCING CORP.), as a Guarantor

By	/s/ Vince Grieco
Name: Vince Grieco
Title: Secretary

EVOQUA WATER TECHNOLOGIES LLC (f./k/a SIEMENS WATER TECHNOLOGIES LLC), as a Guarantor

By	/s/ Vince Grieco
Name: Vince Grieco
Title: Senior Vice President, Secretary and General Counsel

[Signature Page to Incremental Term Facility Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Judith Smith
	Name:	JUDITH SMITH
	Title:	AUTHORIZED SIGNATORY

By:	/s/ Max Wallins
	Name:	Max Wallins
	Title:	Authorized Signatory

[Signature Page to Incremental Term Facility Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Incremental First Lien Lender

By:	/s/ Judith Smith
	Name:	JUDITH SMITH
	Title:	AUTHORIZED SIGNATORY

By:	/s/ Max Wallins
	Name:	Max Wallins
	Title:	Authorized Signatory

[Signature Page to Incremental Term Facility Amendment No. 1]

EXECUTION VERSION

EXHIBIT A

SOLVENCY CERTIFICATE

April 15, 2016

Reference is made to the Incremental Term Facility Amendment No. 1 dated as of the date hereof (the “Amendment”) to the First Lien Credit Agreement, dated as of January 15, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time prior to the date hereof, the “First Lien Credit Agreement”), among EWT Holdings III Corp., a Delaware corporation, as Borrower, EWT Holdings II Corp., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent and the L/C Issuers referred to therein. Capitalized terms used but not defined herein have the meanings set forth in the Amendment or the Credit Agreement, as applicable. This certificate is furnished to the Administrative Agent pursuant to Section 11(b)(iii) of the Amendment.

I, Steven E. DeCillis II, certify that I am the duly appointed, qualified and acting Vice President, Assistant Secretary and Treasurer of Holdings and, in such capacity, that:

On the date hereof, after giving effect to the transactions contemplated by the Amendment, Holdings and its Subsidiaries, when taken as a whole on a consolidated basis, (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.

The undersigned is familiar with the business and financial position of Holdings and its Subsidiaries. In reaching the conclusions set forth in this certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings and its Subsidiaries after consummation of the Transactions contemplated by the Amendment.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date first above written.

EWT HOLDINGS II CORP.

By:
	Name:	Steven E. DeCillis II
	Title:	Vice President, Assistant Secretary and Treasurer